Exhibit 99.1

NEWS BULLETIN	RE: CLAIRE’S STORES, INC.
3 S.W. 129th AVENUE, PEMBROKE PINES, FLORIDA 33027 (954) 433-3900
CLAIRE’S STORES, INC. ANNOUNCES SELECTED PRELIMINARY, UNAUDITED FISCAL 2009
THIRD QUARTER RESULTS
PEMBROKE PINES, Florida, November 16, 2009. Claire’s Stores, Inc., a leading specialty retailer offering value-priced fashion accessories and jewelry for kids, tweens, teens, and young women ages 3 to 27, today announced selected preliminary, unaudited financial results for the 2009 third quarter.
The financial results discussed in this press release regarding selected fiscal 2009 third quarter results are unaudited and should be considered preliminary and subject to change. The Company does not currently expect to update this information prior to the release of its third quarter financial results. The Company expects to hold its regular quarterly conference call when those results are released in December. The Company plans to file its 2009 third quarter on Form 10-Q on or before the due date of December 15, 2009.
Third Quarter Results
The Company expects to report net sales of $324 million for the 2009 third quarter, a decrease of $9 million, or 2.6%, compared to the 2008 third quarter. The decrease was attributable to the effect of stores closed in North America at the end of fiscal 2008 and the first half of fiscal 2009, decreases in franchise sales and same store sales, and foreign currency translation effect. Sales would have declined 1.9% excluding the impact from foreign currency translation.
Consolidated same store sales declined 0.3% in the 2009 third quarter. In North America, same store sales decreased 1.9%, with sales at our Icing stores increasing slightly during the quarter. European same store sales increased 2.3%. We compute same store sales on a local currency basis, which eliminates any impact from changes in foreign exchange rates. Consolidated same store sales to date in November are running in the negative low single digits.
Adjusted EBITDA in the 2009 third quarter is expected to be between $52 and $54 million compared to $45 million in the 2008 third quarter. The Company defines Adjusted EBITDA as earnings before interest, income taxes, gain from early debt extinguishment, depreciation and amortization, excluding the impact of transaction related costs incurred in connection with its May 2007 acquisition and other non-recurring or non-cash expenses, and normalizing occupancy costs for certain rent-related adjustments. The 2009 preliminary, unaudited third quarter results reflect improved merchandise margin and continued achievement of cost savings objectives from activities that were implemented in late fiscal 2008 and early fiscal 2009.
At October 31, 2009, cash and cash equivalents were $165 million, and $194 million continued to be drawn on the Company’s Revolving Credit Facility. In addition, during the 2009 third quarter, the Company paid $26 million to retire $28 million of Senior Toggle Notes and $15 million Senior Subordinated Notes.
Adjusted EBITDA
EBITDA and Adjusted EBITDA are not measures of financial performance under GAAP, are not intended to represent cash flow from operations under GAAP and should not be used as an alternative to net income (loss) as an indicator of operating performance or to cash flow from operating, investing or financing activities as a measure of liquidity. Management compensates for the limitations of using EBITDA and Adjusted EBITDA by using it only to supplement our GAAP results to provide a more complete understanding of the factors and trends affecting our business. Each of EBITDA and Adjusted EBITDA has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP.
Management uses Adjusted EBITDA as an important tool to assess our operating performance. Management considers Adjusted EBITDA to be a useful measure in highlighting trends in our business and in analyzing the profitability of similar enterprises. Management believes that Adjusted EBITDA is effective, when used in conjunction with net income (loss), in evaluating asset performance, and differentiating efficient operators in the industry. Furthermore, management believes that Adjusted EBITDA provides useful information to potential investors and analysts because it provides insight into management’s evaluation of our results of operations. Our calculation of Adjusted EBITDA may not be consistent with “EBITDA” for the purpose of the covenants in the agreements governing our indebtedness.

While EBITDA and Adjusted EBITDA are frequently used as a measure of operations and the ability to meet indebtedness service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. Management believes that these measures provide useful information to investors.
Company Overview
Claire’s Stores, Inc. is a leading specialty retailer of value-priced jewelry and accessories for girls and young women through its two store concepts: Claire’s® and Icing®. While the latter operates only in North America, Claire’s operates worldwide. As of October 31, 2009, Claire’s Stores, Inc. operated 2,954 stores in North America and Europe. Claire’s Stores, Inc. also operates through its subsidiary, Claire’s Nippon, Co., Ltd., 215 stores in Japan as a 50:50 joint venture with AEON, Co., Ltd. The Company also franchises 192 stores in the Middle East, Turkey, Russia, South Africa, Poland and Guatemala.
Forward-looking Statements:
This press release contains “forward-looking statements” which represent the Company’s expectations or beliefs with respect to future events. Statements that are not historical are considered forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those factors include, without limitation: changes in consumer preferences and consumer spending; competition; general economic conditions such as increased energy costs; general political and social conditions such as war, political unrest and terrorism; natural disasters or severe weather events; currency fluctuations and exchange rate adjustments; uncertainties generally associated with the specialty retailing business; disruptions in our supply of inventory; inability to increase same store sales; inability to renew, replace or enter into new store leases on favorable terms; significant increases in our merchandise markdowns; inability to grow our store base in Europe; inability to design and implement new information systems; delays in anticipated store openings or renovations; uncertainty that definitive financial results may differ from preliminary financial results due to, among other things, final U.S. GAAP adjustments; changes in applicable laws, rules and regulations, including changes in federal, state or local regulations governing the sale of our products, particularly regulations relating to metal and other content in our products, and employment laws relating to overtime pay, tax laws and import laws; product recalls; loss of key members of management; increases in the cost of labor; labor disputes; unwillingness of vendors and service providers to supply goods or services pursuant to historical customary credit arrangements; increases in the cost of borrowings; unavailability of additional debt or equity capital; and the impact of our substantial indebtedness on our operating income, and our ability to grow. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from the Company’s forward-looking statements are included in the Company’s filings with the SEC, specifically as described in the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2008 filed with the SEC on April 25, 2008. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. The historical results contained in this press release are not necessarily indicative of the future performance of the Company.
Additional Information:
Note: Other Claire’s Stores, Inc. press releases, a corporate profile and the most recent Form 10-K and Form 10-Q reports are available on Claire’s business website at: http://www.clairestores.com.
Contact Information:
J. Per Brodin, Senior Vice President and Chief Financial Officer
Phone: (954) 433-3900, Fax: (954) 433-3999 or E-mail, investor.relations@claires.com

CLAIRE’S STORES, INC. AND SUBSIDIARIES
ADJUSTED EBITDA
(PRELIMINARY AND UNAUDITED)
(IN MILLIONS)

	Three Months
	Ended	Three Months Ended
	October 31, 2009	November 1, 2008
Operating income	$31 to $33	$16
Depreciation and amortization	17	20

Reported EBITDA	$48 to $50	36
Book to cash rent adjustment (a)	1	2
Amortization of intangible assets (b)	1	1
Loss (income) in equity of joint venture (c)	(1)	(1)
Gain on sale of intangible assets (d)	—	(1)
Stock compensation expense (e)	2	2
Relocation costs (f)	—	—
Consulting expenses (g)	—	—
Management fee (h)	1	1
Severance and transaction related costs (i)	—	(1)
Pan European Transformation costs (j)	—	3
Cost Savings Initiative costs (k)	—	3

Adjusted EBITDA	$52 to $54	$45

CLAIRE’S STORES, INC. AND SUBSIDIARIES
ADJUSTED EBITDA
(PRELIMINARY AND UNAUDITED)
(IN THOUSANDS)

	Nine Months	Nine Months
	Ended	Ended
	October 31, 2009	November 1, 2008
Operating income	$73 to $75	$37
Depreciation and amortization	54	65

Reported EBITDA	$127 to $129	$102
Book to cash rent adjustment (a)	2	5
Amortization of intangible assets (b)	2	2
Loss (income) in equity of joint venture (c)	1	—
Gain on sale of intangible assets (d)	(1)	(1)
Stock compensation expense (e)	5	6
Relocation costs (f)	1	1
Consulting expenses (g)	—	1
Management fee (h)	2	2
Severance and transaction related costs (i)	—	6
Pan European Transformation costs (j)	—	9
Cost Savings Initiative costs (k)	—	4

Adjusted EBITDA	$139 to $141	$137

The following footnotes relate to the tables above:
(a)	Represents net non-cash rent expense, amortization of rent free periods, the inclusion of cash landlord allowances, and the net accretion of favorable (unfavorable) lease obligations.

(b)	Represents non-cash amortization of lease rights.

(c)	Represents non-cash equity loss (income) from our 50:50 joint venture with AEON Co. Ltd.

(d)	Represents the gain on sale of lease rights upon exiting certain European locations.

(e)	Represents non-cash stock compensation expense.

(f)	Consists of costs, including third party charges and compensation, incurred in conjunction with the relocation of new employees.

(g)	Represents non-recurring consulting expenses.

(h)	Represents the management fee paid to Apollo Management and Tri-Artisan Capital Partners.

(i)	Consists of severance, legal, financial advisory, compensation, and other acquisition related expenses.

(j)	Represents costs of our strategic Pan-European Transformation project. These costs consist primarily of severance, consulting fees, compensation and legal expense which are included in buying and SG&A expenses.

(k)	Represents the costs relating to our Cost Savings Initiative project. These costs consist primarily of consulting fees.

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